                                                                   EXHIBIT 99.1




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                     PACIFIC CENTURY FINANCIAL CORPORATION




                          EXHIBIT TO CURRENT REPORT ON
                         FORM 8-K DATED April 23, 2001













                         COMMISSION FILE NUMBER 1-6887

                                [PCFC LETTERHEAD]


           PACIFIC CENTURY FINANCIAL CORPORATION REPORTS FIRST QUARTER NET INCOME OF $33.7 MILLION AND EARNINGS PER SHARE OF 42 CENTS

         o        NON-PERFORMING ASSETS DECLINE 35 PERCENT FROM DECEMBER 31,
                  2000 LEVEL

         o        BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND OF 18 CENTS PER
                  SHARE

                              FOR IMMEDIATE RELEASE

         HONOLULU, HI (April 23, 2001) -- Pacific Century Financial Corporation (NYSE:BOH) reported first quarter 2001 net income of $33.7 million, up 3.4 percent from $32.6 million in the fourth quarter of 2000 and down 15.3 percent from 39.8 million reported in the first quarter of 2000. Diluted earnings per share were $0.42, compared to $0.41 for the fourth quarter of 2000 and $0.50 for the first quarter of 2000.

         Earnings for the first quarter of 2001 included gains of $75.4 million from the sale of its $209 million credit card portfolio which was completed in March 2001, and $20.9 million related to the sale of ownership interest in Star Systems, Inc. which was acquired by Concord EFS (NASDAQ: CEFT).

         Pacific Century Financial Corporation's (PCFC) continuing emphasis on improving asset quality resulted in the significant reduction of credit risk during the quarter. The company reported $119.5 million in non-performing assets
(NPAs), down 34.7 percent from $183.0 million reported at December 31, 2000. NPAs at the end of the first quarter represented the lowest level of NPAs since March 1998.

         "The first quarter's results clearly demonstrated that we are delivering on our intent to resolve credit issues and position the company for improved performance," said Michael E. O'Neill, PCFC Chairman and Chief Executive Officer. "The significant improvement in asset quality reflects the strength of our risk management group and lays a solid foundation for implementing our strategic focus."

         During the quarter, PCFC completed its strategic assessment process which began in December 2000. The results of that comprehensive process are highlighted in the company's announcement of its Strategic Plan, which was released today.

         "The next 12 to 18 months will be a transition period for us," said O'Neill. "The company's size, market franchise and business mix will change and the company's underlying performance is being positioned for improvement."

         Net interest income for the quarter on a fully taxable equivalent basis totaled $134.1 million, down from $139.8 million in 2000's first quarter, and down from $138.9 million in 2000's fourth quarter. The decreases resulted from relatively higher rates paid for borrowings and time deposits, as well as the recognition of $2.4 million of losses on lease residuals.

                                    -more-

PACIFIC CENTURY FINANCIAL CORPORATION REPORTS FIRST QUARTER 2001
EARNINGS                                                               PAGE 2

         Net interest margin for the first quarter 2001 was 4.24 percent compared to 4.29 percent for the fourth quarter of 2000, reflecting the impact of rate decreases in 2001 and the $2.4 million loss in lease residuals.

         The provision for loan losses was $52.5 million, up from $13.5 million in the first quarter of 2000 and $25.8 million in the fourth quarter of 2000. The increased provision was due to the recognition of net loan losses totaling $97.7 million related to exiting several higher risk credit relationships.

         Non-interest income of $155.5 million for the quarter reflected the impact of $75.4 million in gains from the sale of the credit card portfolio and $20.9 million in investment securities gains related to the sale of ownership interest in Star Systems, Inc. Non-interest income, adjusted for those special items and a $3.3 million write down in an equity investment stood at $62.5 million. This compares to $63.9 million for the first quarter of 2000 and $64.7 million for the fourth quarter of 2000, which included $3.2 million from gains on sales of equity investments in foreign banks. After special items, the decrease largely was due to reduced earnings from the trust business, where fees are based partially on asset values.

         Non-interest expense for the quarter was $176.2 million versus $126.1 million for the first quarter of 2000 and $123.9 million for the fourth quarter of 2000. Special expense items recognized during the quarter included $44.4 million of restructuring and related costs. The largest element of those costs was $28.0 million in foreign currency translation losses that were recognized because of strategic decisions to exit foreign locations. Also included were $6.2 million of losses from the anticipated inability to recover an equity investment in a bank in the Solomon Islands, and $5.3 million of severance and other restructuring related costs. Excluding the special items, non-interest expense increased by $5.7 million over the $126.1 million reported in the first quarter of 2000. The largest component of this increase was $2.3 million in technology and consulting costs.

         PCFC's effective tax rate increased for the first quarter of 2001 largely due to foreign and state income taxes.

         Adjusted for the gains on sales, additional loan loss provisioning, restructuring and related costs, and other costs, net income for the first quarter of 2001 would be $30.8 million and diluted earnings per share would be $0.38.

ASSET QUALITY IMPROVEMENT

         Asset quality improved for the second consecutive quarter with non-performing assets, exclusive of loans past due 90+ days, dropping 35 percent to $119.5 million compared to the fourth quarter of 2000 and down 12.4 percent compared to $136.4 million at end of the first quarter of 2000.

         The areas that saw the sharpest decline in NPAs from the fourth quarter of 2000 were commercial loans and foreign loans, which dropped by 57 percent ($31.6 million) and 50 percent ($16.6 million), respectively. Improvement in commercial loans resulted primarily from the sale of substantially all the non-accrual syndicated loans ($31.5 million) during the quarter. Reduction in foreign NPAs was driven by four Asia credits totaling approximately $10 million, of which two credits totaling approximately $7.4 million were sold, with $2.1 million being charged off. Two commercial real estate non-accrual credits of approximately $9.5 million were transferred to real estate owned.


                                    -more-

PACIFIC CENTURY FINANCIAL CORPORATION REPORTS FIRST QUARTER 2001
EARNINGS                                                               PAGE 3

         Net charge-offs for the quarter were $97.7 million. During the quarter, PCFC charged off approximately $66.7 million related to syndicated loans, $10.0 million in commercial real estate and $5.6 million in foreign loans. Of the $97.7 million in loan losses, approximately $58.3 million was related to loans, which at the time of charge-off were performing.

         At quarter-end, the ratio of NPAs to total loans was 1.33 percent compared 1.89 percent at year-end 2000 and 1.39 percent at the end of the first quarter last year. The ratio of allowance for loan losses to non-performing assets (exclusive of loans past due 90+ days) increased to 167 percent from 135 percent at December 31, 2000 and 143 percent for the first quarter of 2000. The ratio of allowance for loan losses to outstanding loans stood at 2.29 percent versus 2.62 percent at year-end 2000 and 2.05 percent at the end of 2000's first quarter.

OTHER FINANCIAL HIGHLIGHTS

         PCFC's success in lowering exposures in syndicated lending and in Asia and the sale of its credit card portfolio were reflected in the company's balance sheet. Total assets at the end of the first quarter were $13.7 billion, down 2.1 percent from $14.0 billion at year-end 2000 and down
3.5 percent from $14.2 billion at March 31, 2000. Correspondingly, loans at first quarter-end 2001 totaled $8.7 billion, down 8.5 percent from $9.5 billion at year-end 2000 and down 10.3 percent from $9.7 billion at March 31, 2000.

         On a linked quarter basis, PCFC managed its syndicated loan exposure lower by approximately $372 million, of which approximately $304 million were loans outstanding, with the balance being undrawn commitments. The company also reduced its Asia exposure by approximately $70 million to $708 million at the end of the first quarter. At March 31, 2001, outstanding syndicated and Asia loans were approximately $800 million and $525 million, respectively.

         Deposits at the end of the first quarter stood at $8.8 billion, down
3.3 percent from $9.1 billion at year-end 2000 and down 3.3 percent from March 31, 2000. On a linked quarter basis, domestic deposits grew 1.7 percent and foreign deposits declined 20.9 percent primarily due to a shift in funding strategy.

OTHER HIGHLIGHTS SINCE THE END OF THE FIRST QUARTER

         The company's Board of Directors declared a quarterly cash dividend of 18 cents per share on the company's outstanding shares. The dividend will be payable on June 14, 2001 to shareholders of record at the close of business on May 25, 2001.

         PCFC's U.S. Mainland subsidiary Pacific Century Bank, N.A. (PCB) completed the sale of PCB's nine-branch Arizona franchise to Zions Bancorporation in April 2001. The sale resulted in a gain of approximately $24 million, net of expenses associated with the transaction. The net gain will be recognized in the second quarter of 2001.


                                    -more-

PACIFIC CENTURY FINANCIAL CORPORATION REPORTS FIRST QUARTER 2001
EARNINGS                                                               PAGE 4

2001 OUTLOOK FOR HAWAII'S ECONOMY

         Hawaii's economists continue to forecast economic expansion in 2001 with Hawaii real GSP growth estimates between 2.5 percent to 3.0 percent. The key driver of growth, according to the state's Council on Revenues, will be construction which experienced 10 percent to 15 percent growth in 2000 and is expected to have similar growth in 2001. The consensus outlook for tourism in 2001 is 2.5 percent to 3.5 percent growth in visitor arrivals, which factors in the impact of the U.S. economic slowdown.

         The company will review first quarter 2001 earnings and the results of its strategic assessment process at a presentation in New York today at 8:00 a.m. ET. The presentation will be accessible via teleconference as well as through the investor relations link of PCFC's web site, WWW.BOH.COM. The conference call number is (800) 230-1096 or for international locations call
(612) 332-0720. A replay will be available at 12 noon ET on Monday, April 23, 2001 by calling (800) 475-6701 (USA) or (320) 365-3844 (International) and
entering the number 577584 when prompted. A replay of the presentation will be available at 12 noon ET, Monday, April 23, 2001 on PCFC's web site.

         Pacific Century Financial Corporation is a regional financial services holding company with locations throughout the Pacific region. Pacific Century and its subsidiaries provide varied financial services to businesses, governments and consumers in four principal markets: Hawaii and the West Pacific, South Pacific, Asia and selected markets on the U.S. Mainland. Pacific Century's principal subsidiary, Bank of Hawaii, is the largest commercial bank in the state of Hawaii.

                                     # # # #


HIGHLIGHTS                                                                  PACIFIC CENTURY FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------------------------------------------------------
(in thousands of dollars except per share amounts)
                                                                                                                     Percentage
EARNINGS HIGHLIGHTS AND PERFORMANCE RATIOS                                            2001              2000             Change
--------------------------------------------------------------------------------------------------------------------------------
Three Months Ended March 31
   Net Income                                                                      $33,677           $39,765             -15.3%
   Basic Earnings Per Share                                                           0.42              0.50             -16.0%
   Diluted Earnings Per Share                                                         0.42              0.50             -16.0%
   Cash Dividends                                                                   14,363            13,541

   Return on Average Assets                                                          0.99%             1.13%
   Return on Average Equity                                                         10.42%            13.19%
   Net Interest Margin                                                               4.24%             4.31%
   Efficiency Ratio                                                                 65.43%            62.06%


SUMMARY OF RESULTS EXCLUDING THE EFFECT OF INTANGIBLES (a)
--------------------------------------------------------------------------------------------------------------------------------

Three Months Ended March 31
   Net Income                                                                      $39,283           $43,889             -10.5%
   Basic Earnings per Share                                                          $0.49             $0.55             -10.9%
   Diluted Earnings per Share                                                        $0.48             $0.55             -12.7%
   Return on Average Assets                                                           1.17%             1.26%
   Return on Average Equity                                                          14.21%            17.54%
   Efficiency Ratio                                                                  63.10%            59.73%

(a) Intangibles include goodwill, core deposit and trust intangibles, and other intangibles.

                                                                                  MARCH 31          MARCH 31         Percentage
STATEMENT OF CONDITION HIGHLIGHTS AND PERFORMANCE RATIOS                              2001              2000             Change
--------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                   $13,710,675       $14,250,386              -3.8%
Net Loans                                                                        8,533,776         9,346,460              -8.7%
Total Deposits                                                                   8,815,523         9,143,063              -3.6%
Total Shareholders' Equity                                                       1,371,942         1,225,907              11.9%

Book Value Per Common Share                                                         $17.18            $15.39
Loss Reserve / Loans Outstanding                                                      2.29%             2.05%
Average Equity / Average Assets                                                       9.47%             8.54%

Common Stock Price Range                                                              High               Low
    2000 ....................................                                       $23.19            $11.06
    2001 First Quarter.......................                                       $20.99            $16.88

--------------------------------------------------------------------------------------------------------------------------------

        Corporate Offices:                               Inquiries:
        Financial Plaza of the Pacific                   Allan R. Landon
        130 Merchant Street                              Vice Chairman and
        Honolulu, Hawaii  96813                          Chief Financial Officer
                                                         (808) 538-4727


CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)                       PACIFIC CENTURY FINANCIAL CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------------
                                                                                                3 MONTHS        3 MONTHS
                                                                                                   ENDED           ENDED
                                                                                                  MAR 31          MAR 31
(IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)                                                  2001            2000
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Interest on Loans                                                                             $180,173        $180,402
  Loan Fees                                                                                       10,903           8,246
  Income on Lease Financing                                                                        6,857           7,979
  Interest and Dividends on Investment Securities
    Taxable                                                                                       11,636          14,236
    Non-taxable                                                                                      140             279
  Income on Investment Securities Available for Sale                                              39,301          41,033
  Interest on Deposits                                                                             5,214           3,764
  Interest on Security Resale Agreements                                                              38              10
  Interest on Funds Sold                                                                           1,059             473
-------------------------------------------------------------------------------------------------------------------------

    TOTAL INTEREST INCOME                                                                        255,321         256,422
INTEREST EXPENSE
  Interest on Deposits                                                                            72,019          68,214
  Interest on Security Repurchase Agreements                                                      24,630          22,953
  Interest on Funds Purchased                                                                      6,123           8,527
  Interest on Short-Term Borrowings                                                                3,230           4,532
  Interest on Long-Term Debt                                                                      15,314          12,688
-------------------------------------------------------------------------------------------------------------------------

    TOTAL INTEREST EXPENSE                                                                       121,316         116,914
-------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                                              134,005         139,508
Provision for Loan Losses                                                                         52,466          13,522
-------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                               81,539         125,986
NON-INTEREST INCOME
  Trust Income                                                                                    15,795          16,887
  Service Charges on Deposit Accounts                                                              9,940           9,557
  Fees, Exchange, and Other Service Charges                                                       20,782          21,626
  Other Operating Income                                                                          13,410          15,575
  Gain on Sale of Credit Card Portfolio                                                           75,414               -
  Investment Securities Gains (Losses)                                                            20,203             282
-------------------------------------------------------------------------------------------------------------------------

    TOTAL NON-INTEREST INCOME                                                                    155,544          63,927
NON-INTEREST EXPENSE
  Salaries                                                                                        47,883          47,547
  Pensions and Other Employee Benefits                                                            14,353          14,630
  Net Occupancy Expense                                                                           12,124          11,816
  Net Equipment Expense                                                                           13,379          12,067
  Other Operating Expense                                                                         39,131          35,211
  Goodwill Amortization                                                                            4,836           4,742
  Restructuring and Other Related Charges                                                         44,438               -
  Minority Interest                                                                                   79              69
-------------------------------------------------------------------------------------------------------------------------
    TOTAL NON-INTEREST EXPENSE                                                                   176,223         126,082
-------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                                        60,860          63,831
Provision for Income Taxes                                                                        27,183          24,066
-------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                                       $33,677         $39,765
=========================================================================================================================
Basic Earnings Per Share                                                                           $0.42           $0.50
Diluted Earnings Per Share                                                                         $0.42           $0.50
Dividends Declared Per Share                                                                       $0.18           $0.17
Basic Weighted Average Shares                                                                 79,720,284      79,821,365
Diluted Weighted Average Shares                                                               81,124,713      80,017,761
=========================================================================================================================


CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)                           PACIFIC CENTURY FINANCIAL CORPORATION AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------------
                                                                                        MARCH 31      DECEMBER 31        MARCH 31
(IN THOUSANDS OF DOLLARS)                                                                   2001             2000            2000
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-Bearing Deposits                                                               $411,070         $188,649        $225,314
Investment Securities - Held to Maturity
         (Market Value of $665,722;  $676,621 and $721,620 respectively)                 656,174          670,038         732,344
Investment Securities - Available for Sale                                             2,390,518        2,507,076       2,537,617
Securities Purchased Under Agreements to Resell                                              377            3,969             902
Funds Sold                                                                                84,732          134,644          42,208
Loans Held for Sale                                                                      308,605          179,229         115,160
Loans                                                                                  8,683,416        9,489,061       9,664,473
  Unearned Income                                                                       (258,445)        (253,903)       (237,764)
  Allowance for Loan Losses                                                             (199,800)        (246,247)       (195,409)
----------------------------------------------------------------------------------------------------------------------------------
    NET LOANS                                                                          8,533,776        9,168,140       9,346,460
----------------------------------------------------------------------------------------------------------------------------------
    TOTAL EARNING ASSETS                                                              12,076,647       12,672,516      12,884,845
Cash and Non-Interest Bearing Deposits                                                   559,227          523,969         491,218
Premises and Equipment                                                                   251,746          254,621         267,497
Customers' Acceptance Liability                                                            7,225           14,690           8,262
Accrued Interest Receivable                                                               67,875           68,585          74,597
Other Real Estate                                                                         11,336            4,526           4,633
Intangibles, including Goodwill                                                          186,313          192,264         202,832
Other Assets                                                                             550,306          282,645         316,502
----------------------------------------------------------------------------------------------------------------------------------
    TOTAL ASSETS                                                                     $13,710,675      $14,013,816     $14,250,386
==================================================================================================================================
LIABILITIES
Domestic Deposits
  Demand - Non-Interest Bearing                                                       $1,685,149       $1,707,724      $1,708,635
         - Interest Bearing                                                            2,042,129        2,008,730       2,110,998
  Savings                                                                                665,643          665,239         693,077
  Time                                                                                 2,948,232        2,836,083       2,759,319
Foreign Deposits
  Demand - Non-Interest Bearing                                                          337,854          385,366         380,179
  Time Due to Banks                                                                      390,395          535,126         398,176
  Other Savings and Time                                                                 746,121          942,313       1,092,679
----------------------------------------------------------------------------------------------------------------------------------
    TOTAL DEPOSITS                                                                     8,815,523        9,080,581       9,143,063
Securities Sold Under Agreements to Repurchase                                         1,703,982        1,655,173       1,806,197
Funds Purchased                                                                          297,613          413,241         511,440
Short-Term Borrowings                                                                    278,786          211,481         424,720
Bank's Acceptances Outstanding                                                             7,225           14,690           8,262
Accrued Retirement Expense                                                                34,820           37,868          40,851
Accrued Interest Payable                                                                  64,113           72,460          66,456
Accrued Taxes Payable                                                                    164,893          130,766         103,826
Minority Interest                                                                          4,295            4,536           4,269
Other Liabilities                                                                         84,750           94,512         109,669
Long-Term Debt                                                                           882,733          997,152         805,726
----------------------------------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES                                                                 12,338,733       12,712,460      13,024,479

SHAREHOLDERS' EQUITY
Common Stock ($.01 par value), authorized 500,000,000 shares;
    issued / outstanding; March 2001 - 80,558,704 / 79,863,450;
    December 2000 - 80,558,811 / 79,612,178;  March 2000 - 80,551,253 / 79,661,479;          806              806             806
Capital Surplus                                                                          346,411          346,045         345,863
Accumulated Other Comprehensive Income                                                    21,835          (25,079)        (72,307)
Retained Earnings                                                                      1,015,867          996,791         967,308
Treasury Stock, at Cost - (March 2001 - 695,254; December 2000 - 946,633;
    and March 2000 - 889,774)                                                            (12,977)         (17,207)        (15,763)
----------------------------------------------------------------------------------------------------------------------------------
    TOTAL SHAREHOLDERS' EQUITY                                                         1,371,942        1,301,356       1,225,907
----------------------------------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $13,710,675      $14,013,816     $14,250,386
==================================================================================================================================



PACIFIC CENTURY FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------
                                                                                                       ACCUMULATED
                                                                                                             OTHER
                                                                         COMMON         CAPITAL      COMPREHENSIVE
(IN THOUSANDS OF DOLLARS)                                  TOTAL          STOCK         SURPLUS             INCOME
----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000                          $1,301,356           $806        $346,045           ($25,079)
Comprehensive Income
     Net Income                                           33,677              -               -                  -
     Other Comprehensive Income, Net of Tax
         Investment Securities, Net of
              Reclassification Adjustment                 19,510              -               -             19,510
         Foreign Currency Translation Adjustment          26,710              -               -             26,710
         Pension Liability Adjustments                      (159)             -               -               (159)
         Stock Compensation                                  853              -               -                853

     Total Comprehensive Income


Common Stock Issued
      18,317 Profit Sharing Plan                             370              -              92                  -
     184,092 Stock Option Plan                             3,000              -             114                  -
      34,904 Dividend Reinvestment Plan                      700              -             163                  -
         893 Directors' Restricted Shares and
                   Deferred Compensation Plan                288              -              (3)                 -
Treasury Stock Purchased                                       -              -               -                  -
Cash Dividends Paid                                      (14,363)             -               -                  -
----------------------------------------------------------------------------------------------------------------------

BALANCE AT MARCH 31, 2001                             $1,371,942           $806        $346,411            $21,835
======================================================================================================================

BALANCE AT DECEMBER 31, 1999                          $1,212,330           $806        $345,851           ($66,106)
Comprehensive Income
     Net Income                                           39,765              -               -                  -
     Other Comprehensive Income, Net of Tax
         Investment Securities, Net of
              Reclassification Adjustment                 (7,630)             -               -             (7,630)
         Foreign Currency Translation Adjustment           1,429              -               -              1,429
         Pension Liability Adjustments                         -              -               -                  -

     Total Comprehensive Income


Common Stock Issued
      22,377 Profit Sharing Plan                             361              -               -                  -
      33,932 Stock Option Plan                               398              -               3                  -
      78,723 Dividend Reinvestment Plan                    1,123              -               -                  -
         525 Directors' Restricted Shares and
                   Deferred Compensation Plan                  9              -               9                  -
Treasury Stock Purchased                                  (8,337)             -               -                  -
Cash Dividends Paid                                      (13,541)             -               -                  -
----------------------------------------------------------------------------------------------------------------------

BALANCE AT MARCH 31, 2000                             $1,225,907           $806        $345,863           ($72,307)
======================================================================================================================


-------------------------------------------------------------------------------------------------


                                                        RETAINED       TREASURY   COMPREHENSIVE
(IN THOUSANDS OF DOLLARS)                               EARNINGS          STOCK          INCOME
-------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000                            $996,791       ($17,207)
Comprehensive Income
     Net Income                                           33,677              -         $33,677
     Other Comprehensive Income, Net of Tax
         Investment Securities, Net of
              Reclassification Adjustment                      -              -          19,510
         Foreign Currency Translation Adjustment               -              -          26,710
         Pension Liability Adjustments                         -              -            (159)
         Stock Compensation                                    -              -             853
                                                                                  --------------
     Total Comprehensive Income                                                         $79,738
                                                                                  ==============

Common Stock Issued
      18,317 Profit Sharing Plan                               -            278
     184,092 Stock Option Plan                              (238)         3,124
      34,904 Dividend Reinvestment Plan                        -            537
         893 Directors' Restricted Shares and
                   Deferred Compensation Plan                  -            291
Treasury Stock Purchased                                       -              -
Cash Dividends Paid                                      (14,363)             -
--------------------------------------------------------------------------------

BALANCE AT MARCH 31, 2001                             $1,015,867       ($12,977)
================================================================================

BALANCE AT DECEMBER 31, 1999                            $942,177       ($10,398)
Comprehensive Income
     Net Income                                           39,765              -         $39,765
     Other Comprehensive Income, Net of Tax
         Investment Securities, Net of
              Reclassification Adjustment                      -              -          (7,630)
         Foreign Currency Translation Adjustment               -              -           1,429
         Pension Liability Adjustments                         -              -               -
                                                                                  --------------
     Total Comprehensive Income                                                         $33,564
                                                                                  ==============

Common Stock Issued
      22,377 Profit Sharing Plan                            (128)           489
      33,932 Stock Option Plan                              (362)           757
      78,723 Dividend Reinvestment Plan                     (603)         1,726
         525 Directors' Restricted Shares and
                   Deferred Compensation Plan                  -              -
Treasury Stock Purchased                                       -         (8,337)
Cash Dividends Paid                                      (13,541)             -
--------------------------------------------------------------------------------

BALANCE AT MARCH 31, 2000                               $967,308       ($15,763)
================================================================================


CONSOLIDATED AVERAGE BALANCES AND INTEREST RATES TAXABLE EQUIVALENT (UNAUDITED)
-----------------------------------------------------------------------------------------------------------
                                                       THREE MONTHS ENDED             THREE MONTHS ENDED
                                                         MARCH 31, 2001                 MARCH 31, 2000
                                                    AVERAGE  INCOME/  YIELD/       AVERAGE  INCOME/  YIELD/
(in millions of dollars)                            BALANCE  EXPENSE    RATE       BALANCE  EXPENSE    RATE
-----------------------------------------------------------------------------------------------------------
Earning Assets
  Interest Bearing Deposits                          $332.3    $5.2    6.36%        $232.1    $3.8    6.52%
  Investment Securities Held to Maturity
    -Taxable                                          652.6    11.7    7.23          775.5    14.2    7.38
    -Tax-Exempt                                         3.7     0.2   23.28           10.0     0.4   17.32
  Investment Securities Available for Sale          2,479.9    39.3    6.43        2,527.0    41.0    6.53
  Funds Sold                                           80.5     1.1    5.53           35.0     0.5    5.56
  Net Loans
    -Domestic                                       7,985.7   165.6    8.41        7,897.9   163.6    8.33
    -Foreign                                        1,277.8    21.4    6.80        1,586.1    24.9    6.30
  Loan Fees                                                    10.9                            8.3
                                                  --------------------------     --------------------------
    Total Earning Assets                           12,812.5   255.4    8.08       13,063.6   256.7    7.90
Cash and Due From Banks                               438.2                          506.5
Other Assets                                          595.1                          631.4
                                                  ----------                     ----------
    Total Assets                                  $13,845.8                      $14,201.5
                                                  ==========                     ==========
Interest Bearing Liabilities
  Domestic Deposits - Demand                       $2,008.2    11.7    2.36       $2,115.6    12.3    2.33
                    - Savings                         665.7     3.4    2.04          700.1     3.5    2.03
                    - Time                          2,902.7    43.1    6.03        2,764.9    35.1    5.10
                                                  --------------------------     --------------------------
    Total Domestic                                  5,576.6    58.2    4.23        5,580.6    50.9    3.67
  Foreign Deposits
    - Time Due to Banks                               489.4     6.6    5.51          487.8     7.0    5.79
    - Other Time and Savings                          801.0     7.2    3.65        1,121.6    10.3    3.70
                                                  --------------------------     --------------------------
    Total Foreign                                   1,290.4    13.8    4.35        1,609.4    17.3    4.33
                                                  --------------------------     --------------------------
    Total Interest Bearing Deposits                 6,867.0    72.0    4.25        7,190.0    68.2    3.82
Short-Term Borrowings                               2,364.8    34.0    5.83        2,626.6    36.0    5.51
Long-Term Debt                                        916.0    15.3    6.78          773.0    12.7    6.60
                                                  --------------------------     --------------------------
    Total Interest Bearing Liabilities             10,147.8   121.3    4.85       10,589.6   116.9    4.44
                                                  --------------------------     --------------------------
Net Interest Income                                           134.1                          139.8
Interest Rate Spread                                                   3.23%                          3.46%
Net Interest Margin                                                    4.24%                          4.30%
Demand Deposits - Domestic                          1,636.8                        1,663.6
                - Foreign                             377.5                          419.5
                                                  ----------                     ----------
Total Demand Deposits                               2,014.3                        2,083.1
Other Liabilities                                     372.4                          316.7
Shareholders' Equity                                1,311.3                        1,212.1
                                                  ----------                     ----------
    Total Liabilities and Shareholders' Equity    $13,845.8                      $14,201.5
                                                  ==========                     ==========
Provision for Loan Losses                                      52.5                          13.5
Net Overhead                                                   20.6                          62.2
                                                              ------                        ------
Income Before Income Taxes                                     61.0                          64.1
Provision for Income Taxes                                     27.2                          24.1
Tax-Equivalent Adjustment                                       0.1                           0.2
                                                              ------                        ------
Net Income                                                    $33.7                         $39.8
                                                              ======                        ======
                                                     PACIFIC CENTURY FINANCIAL CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------
                                                       THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                        DECEMBER 31, 2000               DECEMBER 31, 2000
                                                    AVERAGE   INCOME/  YIELD/      AVERAGE   INCOME/  YIELD/
(in millions of dollars)                            BALANCE   EXPENSE    RATE      BALANCE   EXPENSE    RATE
-------------------------------------------------------------------------------------------------------------
Earning Assets
  Interest Bearing Deposits                          $215.7      $3.7   6.91%       $216.2     $14.7   6.78%
  Investment Securities Held to Maturity
    -Taxable                                          687.0      12.5    7.24        724.3      53.0    7.32
    -Tax-Exempt                                         3.8       0.2   22.24          7.6       1.4   18.24
  Investment Securities Available for Sale          2,478.4      41.2    6.60      2,502.5     165.1    6.60
  Funds Sold                                           66.8       1.1    6.46         43.2       2.7    6.22
  Net Loans
    -Domestic                                       8,108.3     178.7    8.76      8,076.4     690.1    8.55
    -Foreign                                        1,319.9      22.5    6.78      1,467.9      97.7    6.65
  Loan Fees                                                       8.7                          33.6
                                                  ----------------------------    ---------------------------
    Total Earning Assets                           12,879.9     268.6    8.30     13,038.1   1,058.3    8.12
Cash and Due From Banks                               404.6                          443.2
Other Assets                                          503.3                          574.0
                                                  ----------                     ---------
    Total Assets                                  $13,787.8                      $14,055.3
                                                  ==========                     =========
Interest Bearing Liabilities
  Domestic Deposits - Demand                       $1,991.6      12.1    2.41     $2,061.9      48.7    2.36
                    - Savings                         667.5       3.4    2.03        684.8      13.9    2.03
                    - Time                          2,815.6      42.3    5.98      2,781.1     154.1    5.54
                                                  ----------------------------   ----------------------------
    Total Domestic                                  5,474.7      57.8    4.20      5,527.8     216.7    3.92
  Foreign Deposits
    - Time Due to Banks                               557.9       8.7    6.23        505.4      30.4    6.03
    - Other Time and Savings                          768.9       7.1    3.65        960.5      38.9    4.05
                                                  ----------------------------   ----------------------------
    Total Foreign                                   1,326.8      15.8    4.73      1,465.9      69.3    4.73
                                                  ----------------------------   ----------------------------
    Total Interest Bearing Deposits                 6,801.5      73.6    4.30      6,993.7     286.0    4.09
Short-Term Borrowings                               2,437.1      39.1    6.38      2,597.4     156.1    6.01
Long-Term Debt                                      1,001.6      17.0    6.72        886.9      59.1    6.66
                                                  ----------------------------   ----------------------------
    Total Interest Bearing Liabilities             10,240.2     129.7    5.04     10,478.0     501.2    4.78
                                                  ----------------------------   ----------------------------
Net Interest Income                                             138.9                          557.1
Interest Rate Spread                                                     3.26%                          3.34%
Net Interest Margin                                                      4.29%                          4.27%
Demand Deposits - Domestic                          1,610.8                        1,640.0
                - Foreign                             354.7                          371.4
                                                  ----------                     ----------
Total Demand Deposits                               1,965.5                        2,011.4
Other Liabilities                                     315.6                          331.3
Shareholders' Equity                                1,266.5                        1,234.6
                                                  ----------                     ----------
    Total Liabilities and Shareholders' Equity    $13,787.8                      $14,055.3
                                                  ==========                     ==========
Provision for Loan Losses                                        25.8                          142.9
Net Overhead                                                     59.2                          233.4
                                                               -------                       --------
Income Before Income Taxes                                       53.9                          180.8
Provision for Income Taxes                                       21.2                           66.3
Tax-Equivalent Adjustment                                         0.1                            0.8
                                                               -------                       --------
Net Income                                                      $32.6                         $113.7
                                                               =======                       ========

PACIFIC CENTURY FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED NON-PERFORMING ASSETS AND ACCRUING LOANS PAST DUE 90 DAYS OR MORE (UNAUDITED)

---------------------------------------------------------------------------------------------------------------------------
                                   MAR 31   DEC 31   SEP 30   JUN 30   MAR 31   DEC 31   SEP 30   JUN 30   MAR 31   DEC 31
(IN MILLIONS OF DOLLARS)             2001     2000     2000     2000     2000     1999     1999     1999     1999     1998
---------------------------------------------------------------------------------------------------------------------------
Non-Accrual Loans
    Commercial and Industrial       $23.8    $55.4    $49.0    $52.7    $20.1    $23.7    $31.7    $37.5    $39.1    $28.2
    Real Estate
      Construction                    6.3      6.4      8.1      8.0      0.9      1.1      2.1      0.8      3.1      2.9
      Commercial                     42.5     60.1     86.8     62.2     18.2     19.0     20.8     17.2     18.7      5.4
      Residential                    18.5     22.7     22.0     23.2     23.2     29.7     33.1     35.2     37.6     36.4
    Installment                       0.1        -      0.1      0.1      0.5      0.5      0.7      0.8      0.5      0.8
    Leases                            0.2      0.4      0.2      0.3      3.7      3.9      4.8      4.4      4.5      0.7
                                   ----------------------------------------------------------------------------------------
        Total Domestic               91.4    145.0    166.2    146.5     66.6     77.9     93.2     95.9    103.5     74.4
    Foreign                          16.9     33.5     48.3     59.2     65.2     67.4     55.7     47.5     53.6     57.5
                                   ----------------------------------------------------------------------------------------

          Subtotal                  108.3    178.5    214.5    205.7    131.8    145.3    148.9    143.4    157.1    131.9

Foreclosed Real Estate
    Domestic                         10.9      4.2      4.9      4.6      4.3      4.3      5.6      5.8      6.1      5.5
    Foreign                           0.3      0.3      0.2      0.3      0.3      0.3      0.3      0.2      0.1      0.1
                                   ----------------------------------------------------------------------------------------
          Subtotal                   11.2      4.5      5.1      4.9      4.6      4.6      5.9      6.0      6.2      5.6
                                   ----------------------------------------------------------------------------------------
      Total Non-Performing Assets   119.5    183.0    219.6    210.6    136.4    149.9    154.8    149.4    163.3    137.5
                                   ----------------------------------------------------------------------------------------
Accruing Loans Past Due 90 Days
  or More
    Commercial and Industrial         3.9      5.0      2.2      4.7      6.7      5.9      6.2      3.9      4.3      0.4
    Real Estate
      Construction                      -        -      0.1        -        -        -      0.5      0.2      0.2      0.4
      Commercial                      0.9      1.3      4.9      2.0      2.1      1.9      2.4      0.2      0.4        -
      Residential                     3.3      3.3      7.2      3.5      5.0      4.0      2.8      3.7      3.5      4.5
    Installment                       2.7      5.6      4.6      4.0      4.7      4.5      4.5      5.2      6.9      7.3
    Leases                            0.1      0.4      0.1      1.5      1.4      1.2      0.2        -      0.1      0.3
                                   ----------------------------------------------------------------------------------------
        Total Domestic               10.9     15.6     19.1     15.7     19.9     17.5     16.6     13.2     15.4     12.9
    Foreign                           0.2      3.2      1.5      1.3      3.2      1.0      5.0      8.2      6.3      7.9
                                   ----------------------------------------------------------------------------------------
          Subtotal                   11.1     18.8     20.6     17.0     23.1     18.5     21.6     21.4     21.7     20.8
                                   ----------------------------------------------------------------------------------------
      Total                        $130.6   $201.8   $240.2   $227.6   $159.5   $168.4   $176.4   $170.8   $185.0   $158.3
                                   ========================================================================================

--------------------------------------------------------------------------------------------------------------------------
Ratio of Non-Performing Assets
    to Total Loans                  1.33%    1.89%    2.25%    2.09%    1.39%    1.54%    1.59%    1.55%    1.69%    1.40%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Ratio of Non-Performing Assets
    and Accruing Loans Past Due
    90 Days or More to Total Loans  1.45%    2.09%    2.46%    2.26%    1.63%    1.73%    1.81%    1.78%    1.92%    1.61%
--------------------------------------------------------------------------------------------------------------------------


PACIFIC CENTURY FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF LOAN LOSS EXPERIENCE
-----------------------------------------------------------------------------------------------------------

                                                                           First         Year        First
                                                                         Quarter        Ended      Quarter
(in millions of dollars)                                                    2001     12/31/00         2000
-----------------------------------------------------------------------------------------------------------
Average Amount of Loans Outstanding                                     $9,263.5     $9,544.3     $9,484.1
-----------------------------------------------------------------------------------------------------------
Balance of Reserve for Loan Losses
     at Beginning of Period                                               $246.2       $194.2       $194.2
Loans Charged-Off
     Commercial and Industrial                                              75.5         22.1          1.4
     Real Estate
        Construction                                                           -          0.6            -
        Commercial                                                          11.9         15.2          3.9
        Residential                                                          2.5          6.5          2.4
     Installment                                                             5.4         20.1          4.7
     Leases                                                                  0.1          0.5            -
-----------------------------------------------------------------------------------------------------------
         Total Domestic                                                     95.4         65.0         12.4
     Foreign                                                                10.0         45.8          3.7
-----------------------------------------------------------------------------------------------------------
Total Charged-Off                                                          105.4        110.8         16.1
Recoveries on Loans Previously Charged-Off
     Commercial and Industrial                                               2.7          5.5          1.7
     Real Estate
        Construction                                                           -            -            -
        Commercial                                                           0.3          0.6          0.1
        Residential                                                          0.2          1.1          0.5
     Installment                                                             1.8          6.9          1.7
     Leases                                                                  0.1            -            -
-----------------------------------------------------------------------------------------------------------
          Total Domestic                                                     5.1         14.1          4.0
     Foreign                                                                 2.6          7.3          0.8
-----------------------------------------------------------------------------------------------------------
Total Recoveries                                                             7.7         21.4          4.8
-----------------------------------------------------------------------------------------------------------
Net Charge-Offs                                                            (97.7)       (89.4)       (11.3)
Provision Charged to Operating Expenses                                     52.5        142.9         13.5
Other Net Additions (Reductions)*                                           (1.2)        (1.5)        (1.0)
-----------------------------------------------------------------------------------------------------------
Balance at End of Period                                                  $199.8       $246.2       $195.4
===========================================================================================================
Ratio of Net Charge-Offs to
  Average Loans Outstanding  (annualized)                                  4.22%        0.94%        0.48%
-----------------------------------------------------------------------------------------------------------
Ratio of Reserve to Loans Outstanding                                      2.29%        2.62%        2.05%
-----------------------------------------------------------------------------------------------------------

* Includes balance transfers, reserves acquired, and foreign currency translation adjustments.

PACIFIC CENTURY FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

-----------------------------------------------------------------------------------------------------
(in millions of dollars except per share amounts)
                                         MAR. 31      DEC. 31     SEPT. 30     JUN. 30     MAR. 31
                                           2001        2000         2000        2000        2000
-----------------------------------------------------------------------------------------------------
BALANCE SHEET TOTALS
Total Assets                             $ 13,710.7  $ 14,013.8   $ 13,939.9  $ 14,294.6  $ 14,250.4
Net Loans                                   8,533.8     9,168.1      9,233.5     9,497.4     9,346.5
Deposits                                    8,815.5     9,080.6      8,820.7     9,109.1     9,143.1
Long-Term Debt                                882.7       997.2        999.7       902.2       805.7
Shareholders' Equity                        1,371.9     1,301.4      1,250.1     1,209.4     1,225.9


QUARTERLY OPERATING RESULTS
Net Interest Income                         $ 134.0     $ 138.8      $ 139.3     $ 138.6     $ 139.5
Provision for Loan Losses                      52.5        25.8         20.1        83.4        13.5
Non-Interest Income                           155.5        64.7         61.3        73.6        63.9
Non-Interest Expense                          176.2       123.9        124.9       121.9       126.1
Net Income                                     33.7        32.6         34.6         6.7        39.8

Basic Earnings Per Share                      $0.42       $0.41        $0.44       $0.08       $0.50
Diluted Earnings Per Share                    $0.42       $0.41        $0.44       $0.08       $0.50

Return on Average Assets                      0.99%       0.94%        0.98%       0.19%       1.13%
Return on Average Equity                     10.42%      10.24%       11.20%       2.19%      13.19%
Efficiency Ratio                             65.43%      60.52%       62.26%      57.31%      62.06%

Excluding the Effects of Intangibles (1)
    Net Income                                $39.3       $36.7        $38.8       $11.0       $43.9
    Basic Earnings Per Share                  $0.49       $0.46        $0.49       $0.14       $0.55
    Diluted Earnings Per Share                $0.48       $0.46        $0.49       $0.14       $0.55
    Return on Average Assets                  1.17%       1.07%        1.12%       0.32%       1.26%
    Return on Average Equity                 14.21%      13.60%       14.94%       4.30%      17.54%
    Efficiency Ratio                         63.10%      58.19%       59.83%      54.96%      59.73%


(1) Intangibles include goodwill, core deposit and trust intangibles, and other intangibles.